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                               EMPLOYMENT AGREEMENT
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     This Agreement (the "Agreement") is dated October 1, 1998 BETWEEN HAWKER
PACIFIC AEROSPACE ("HPA") having its principal place of business at 11240 Sherman Way, Sun Valley, California 91352 AND PHILIP M. PANZERA ("Employee") of 20520 Caitlin Lane, Saugus, CA 91350.

     1. RECITALS. Employee will serve as Vice President Corporate Development of HPA on the agreements set forth below and for other consideration, HPA and Employee agree that Employee will be employed by HPA in accordance with the terms of this Agreement.

     2. SERVICES. During the term of his employment, Employee shall be responsible for effectively performing the duties of his position and such other duties assigned to him which are consistent with his position. Employee will utilize HPA's resources as appropriate to best fulfill his responsibilities. Employee agrees to devote his entire productive time, ability and attention to the business of HPA. During the term of his employment, Employee also agrees that he shall not directly or indirectly perform any services of a business, commercial or professional nature for any person or organization, whether for compensation or otherwise, without HPA's prior written consent.

      3. PLACE OF PERFORMANCE. HPA shall provide Employee with an appropriate office at its offices, and all supplies, equipment, and office personnel reasonably necessary to perform Employee's duties and services.

      4. COMPENSATION AND BENEFITS. As compensation and benefits for Employee's services, HPA shall provide the following compensation and benefits to Employee during the term of employment and upon termination of his employment as provided by this Agreement:

            4.1 BASE SALARY HPA shall pay Employee a base salary of $130,000 (one hundred thirty thousand dollars) per year or at such higher rate as HPA may from time to time determine, payable in equal installments at HPA's regular payroll periods. Employee shall receive an annual salary review during December of each year (or at such other time as HPA conducts reviews of similar contracted employees). HPA may also at the sole discretion of the Compensation Committee of the Board of Directors, increase Employee's base salary at any time other than the normal review period.

            4.2 BONUS. Employee shall be eligible for a periodic bonus on the terms and conditions of the Company's Incentive Compensation Plan. Such Incentive Compensation Plan shall address bonus based on HPA's performance. Upon recommendation of the chief executive officer, and approval of the Compensation Committee of the Board of Directors, Employee may also receive a discretionary bonus based on his individual performance.

            4.3 BENEFITS. Employee shall be entitled to such fringe benefits and perquisites as are generally made available to similarly contracted employees of HPA, whether such benefits are presently in effect or come into effect during the term of this Agreement, and such other fringe benefits as may be determined by HPA in its sole discretion, except that Employee's benefits shall not be reduced from those benefits specifically provided in this Agreement.

            4.4 VACATIONS. Employee shall be entitled to a vacation period of three (3) weeks per year. Administration of Employee's vacation and vacation year to year carry over will be in accordance with the applicable HPA Policies and Procedures. Upon termination of his employment with HPA for any reason, Employee shall be paid for all unused, accrued vacation time.

            4.5 HOLIDAYS. Employee shall receive paid holidays in accordance with applicable HPA Policies and Procedures.

            4.6 SICK LEAVE. Employee shall be entitled to sick leave without any loss in compensation.

            4.7 INSURANCE. HPA shall provide to Employee and his dependents paid health, dental, disability and life insurance benefits in accordance with HPA established plans. HPA shall reimburse Employee for insurance premiums, deductibles and any other expenses not paid by the Company Plan and for one comprehensive physical examination annually.


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            4.8  PENSION PLAN(S).  Employee will be eligible to participate in
                 HPA's Pension and 401k Plans in accordance with HPA Policies and Procedures.

            4.9 AUTOMOBILE. During the term of this Agreement, HPA will pay Employee a $750 (seven hundred fifty dollars) per month automobile allowance.

            4.10 BUSINESS EXPENSES.  HPA shall reimburse Employee for all business expenses reasonably incurred by Employee in connection with the performance of his duties under this Agreement provided that Employee furnishes HPA with adequate records or other evidence respecting such expenditures. HPA shall reimburse Employee, or shall pay directly, all reasonable entertainment, promotion, telephone and other expenses incurred in connection with the performance of Employee's duties under this Agreement as well as all reasonable travel and living expenses while traveling business related.

      5.  TERM AND TERMINATION.

             5.1 TERM OF AGREEMENT.  The term of Employee's employment with
                 HPA shall commence on October 1, 1998 and shall end on September 30, 2001 the ("Termination Date"), unless terminated earlier in accordance with the terms of this Agreement or unless extended in accordance with paragraph
                 5.2 below.

             5.2 TERMINATION.  Either party shall give at least three months prior written notice to the other prior to the Termination Date to terminate this Agreement or the Agreement shall be extended for an additional year under the same terms and conditions of this Agreement. For purposes of this Agreement, the "Term of this Agreement" shall mean the full term of the Agreement, including subsequent terms, and not only the initial term.

             5.3 RIGHTS OF EMPLOYEE UPON TERMINATION.

                   (A) HPA may terminate Employee "Without Cause" at any
                       time upon giving written notice to Employee. HPA shall then pay Employee "Severance Pay" equal to Employee's Base Salary and benefits in accordance with the paragraphs of Article 4 above for the remaining term of this Agreement until the Termination Date or for one year whichever period is shorter. "Severance Pay" shall also include a calendar based pro-rata bonus for the year of termination. Severance pay shall be paid in equal installments on HPA's normal payment schedule or in lump sum(s) at Employer's option, however in no event shall any lump sum payments be paid in a manner slower than Employee's normal payment schedule. Additionally, the Employee shall receive "Severance Pay" as described above if at any time the Employee's duties or terms of employment materially change and Employee elects to leave the employ of HPA as a result of such change.

                       If Employee is terminated Without Cause, he shall also be paid on the date of termination: any earned base salary, any earned but unpaid bonuses from a prior year, any accrued vacation time, and any unreimbursed business expenses submitted in accordance with the provisions of paragraph 4.10.

                   (B) HPA may terminate Employee for "Cause" at any time,
                       with or without advance notice upon giving written notice to Employee, if Employee has: (i) committed material fraud, material misappropriation or material theft; ( ii) engaged in gross misconduct in the performance of his duties; (iii) engaged in unlawful conduct which has a material adverse effect on HPA; or (iv) been convicted of a felony.

                       If Employee is terminated for "Cause" he shall also be paid on the date of termination: any earned base salary, any earned but unpaid bonuses from a prior year, any accrued vacation time, and any unreimbursed business expenses submitted in accordance with the provisions of paragraph 4.10. Employee shall have no other rights whatsoever pursuant to this Agreement


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                       except as may be provided for in the Company's
                       Incentive Stock Option Plan(s). This Employment Agreement shall terminate immediately upon such written notice to Employee.

            5.4  DEATH OR DISABILITY.

                   (A) Upon Employee's death, Employee's Base Salary and all
                       benefits payable to Employee shall be paid to his heirs under the terms of this Agreement through the Termination Date. Such amount to be reduced by proceeds of life insurance paid by HPA.

                   (B) Upon Employee's "permanent disability", Employee's
                       Base Salary and fringe benefits payable shall be paid through the Termination Date reduced by any disability insurance proceeds received by him from any policy paid for by HPA and any State disability insurance. "Permanent disability" means Employee's inability to substantially perform his duties for any physical, mental, emotional or other reason for 90 consecutive days or more.

      6.  MISCELLANEOUS PROVISIONS.

            6.1  NOTICES.   All notices, demands and other communications,
                 provided for in this Agreement ("Notice") shall be in writing and shall be given to such party at its address as set forth below or such address as such party may specify of the purpose by Notice to the other party listed below. Each Notice shall be deemed delivered to the party to whom it is addressed on the next business day following its actual delivery at the address specified in this paragraph.



                              TO:  Hawker Pacific Aerospace
                                   11240 Sherman Way
                                   Sun Valley,   CA   91352
                                   Attn:  CFO


                              TO:  Philip M. Panzera
                                   20520 Caitin Lane
                                   Saugus, CA   91350

            6.2 NO ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other party.

            6.3 INTERPRETATION. The resolution of ambiguities against the drafting party shall not apply in the enforcement and interpretation of this Agreement, and this Agreement shall be given a fair and reasonable construction in accordance with the intent of the parties.

            6.4 GOVERNING LAW. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of California.

            6.5 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision other than those as to which it is held invalid or unenforceable, shall not be affected and shall be valid and enforceable to the fullest extent permitted by law.

            6.6 COUNTERPARTS AND PHOTOCOPIES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photocopies of this Agreement shall also be given the same effect as the original.

            6.7 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings and agreements. No statements, promises or representations have been made by any party to any other, or relied upon, and no consideration has been offered, promised,


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                 expected or held out other than expressly provided in this
                 Agreement. This Agreement may not be modified, changed, amended, supplemented or terminated, except by a written instrument signed by the party to be charged or by its duly authorized agent.

            6.8 WAIVERS. The waiver by either party of the breach of any term, provision, covenant or condition contained in this Agreement, or the failure or either party to insist on strict performance by the other, shall not be deemed to be a waiver of such term, provision, covenant or condition contained in this Agreement. The acceptance of performance by either party shall not be deemed to be a waiver of any breach or default by the other party, regardless of the non-defaulting party's knowledge of such breach or default at the time of acceptance of performance.

            6.9 ATTORNEY'S FEES. If any action is commenced to enforce any of the provisions of this Agreement or to enforce a judgment, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees and costs, arbitration fees and costs, court costs and reimbursements for any other reasonable expenses.

            6.10 CAPTIONS.  The paragraph and section headings in this
                 Agreement are solely for convenience of reference and are not a part of an are not intended to govern, limit or aid in the construction of any term provision of this Agreement.

            6.11 FURTHER ASSURANCES.  The parties agree, without any
                 additional consideration or any unreasonable delay, to execute all such other instruments and documents and to take all actions as may be reasonably necessary or desirable to further implement the provisions of this Agreement.

      7. ARBITRATION. All claims, disputes or other matters in question arising out of, or relating to, this Agreement or the breach of this Agreement shall be decided in accordance with the then current California Employment Resolution Dispute Rules of the American Arbitration Association. Arbitration shall be held in Los Angeles, California. The award of the arbitrator shall be final and binding upon the parties, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction. This agreement to arbitrate shall be self-executing without the necessity of filing any action in any court and shall be specifically enforceable under the prevailing arbitration law.

      8. CHANGE IN CONTROL. In addition to any compensation, benefits or rights Employee may have under Sections 4 and 5 above, in the event of a "change in control," Employee will be paid twelve (12) months salary based on the total compensation package then in effect, in accordance with a payment schedule to be determined at the time of such "change in control". However, in no event shall such salary be paid in a manner slower than Employee's normal payment schedule. As used in this Agreement, a "change in control" shall mean (I) the sale, transfer, conveyance or disposition, whether direct or indirect, of all or substantially all of the assets of HPA, (ii) a consolidation or merger of HPA with or into any entity in which HPA is not the surviving entity,
         (iii) a consolidation or merger of HPA with or into any other entity in which HPA is the surviving entity, if immediately after such transaction the shareholders of HPA own less than 35% of the voting power of the capital stock of the surviving entity that is normally entitled to vote in the election of directors, or (iv) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not applicable), other than the shareholders of Unique Investment Corporation ("Unique") or affiliates of Unique, becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act) in excess of 30% of the HPA's voting power of the capital stock normally entitled to vote in the election of directors of HPA. The provisions of this Section 8 shall also apply if Employee is terminated for any reason within 90 days of any "change in control" of HPA, as defined above.


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                    The parties execute this Agreement on the date set forth
                    above.

                    HAWKER PACIFIC AEROSPACE


                    By:   /s/ DAVID L. LOKKEN
                          ------------------------------------

                    Its:  President and Chief Executive Officer
                          ------------------------------------

                    Date: 10/1/98
                          -------------------------------------


                          /s/ PHILIP W. PANZERA
                          -------------------------------------

                    Date: 10/1/98
                          -------------------------------------




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